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                                                                   EXHIBIT 10.78


                               ESCROW INSTRUCTIONS

TO: CHICAGO TITLE COMPANY, licensed by the Calif. Dept. of Insurance 2801 TOWNSGATE ROAD, SUITE 120, WESTLAKE VILLAGE, CA 91361
      Phone: (805) 497-7430                         Fax: (818) 706-0998

Escrow No. 7901363-J30       Escrow Officer  Lexi Hammer     Date  July 24, 1997

Attached hereto as Exhibit "A" is a
STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE (Non-Residential), American Industrial Real Estate Association plus Addendum and Exhibit A executed by and between

LaSalle Fund II (SELLER)
and
The Sports Club Company, Inc. (BUYER)

dated July 8, 1997. Said agreement is the complete agreement between the parties, and is to be construed as your escrow instructions. You as escrow holder, are instructed to act in accordance with the terms and conditions of said agreement insofar as is required to close this escrow. Specifically, you are to be concerned only with paragraphs 1, 2.1, 2.2, 3.1, 4, 8.1, 8.2, 8.3, 8.4, 8.7, 9, 10, 11, 15, 19, 23, 24, 25, 27 and 29

All other terms, conditions and provisions of the agreement affect the principals only and you, as escrow holder, are not to be concerned or liable therefore. The undersigned, as principals to said attached Exhibit "A" hereby agree as a condition of your acceptance of the limited agency, to be bound by the following general provisions. Said general provisions are hereby incorporated as a part of these instructions and made a part thereof.

[X] See attached page for additional instructions.


THE GENERAL PROVISIONS ATTACHED ARE HEREBY INCORPORATED AND MADE A PART OF THESE INSTRUCTIONS.

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THE FOREGOING TERMS, CONDITIONS, PROVISIONS AND INSTRUCTIONS HAVE BEEN READ AND
ARE UNDERSTOOD AND AGREED TO BY EACH OF THE UNDERSIGNED.

Lynn C. Thurber, Daniel W. Cummings,              The Sports Club Company, Inc.
Robert C. Spoerri and Stuart L. Scott, not
personally but as Trustees under that certain
Declaration of Trust, dated October 1, 1983,
creating LASALLE FUND II, acting through its
agent and manager: LASALLE ADVISORS LIMITED,
a Delaware Partnership,                           By: /s/ Mark Spino
Agent                                                 --------------------------


/s/ Jana Langston                                 By:  Vice President
----------------------------------                     -------------------------
By: Jana Langston, Principal


CHICAGO TITLE COMPANY

/s/ LEXI HAMMER
---------------------------------
Escrow Officer, Lexi Hammer


                                    (Page 1)

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ESCROW INSTRUCTIONS CONTINUED
TO: CHICAGO TITLE COMPANY                               Escrow No. 7901363 - J30
                                                           Date    July 24, 1997

Assume a 30 day month in any proration therein provided, and unless otherwise instructed, you are to use the information contained in the latest available tax statement, including any supplemental taxes of record, rental statement as provided by seller and beneficiary's or association statements delivered into escrow for proration purposes.

Upon close of escrow you are instructed to charge our respective accounts the costs attributable to each including but not limited to those indicated herein and/or in accordance with our respective estimated statements attached hereto and made a part hereof.

Time is of the essence of these instructions. If this escrow is not in a condition to close by the TIME LIMIT DATE of October 21, 1997 and written demand for cancellation is received by you from any principal to this escrow after said date, you shall act in accordance with paragraph 7 of the General Provisions. If no conflicting instruction or demand for cancellation is made, you will proceed to close this escrow when the principals have complied with the escrow instructions. In the event one or more of the General Provisions are held to be invalid in judicial proceedings, those remaining will continue to be operative. Any amendments of or supplements to any instructions affecting this escrow must be in writing. The principals will hand you any funds and instruments required from each respectively to complete this escrow.

If any check submitted to escrow is dishonored when presented for payment, you are authorized to notify all principals and/or their respective agents of such non payment.

You are instructed to deliver and/or record all documents and disburse all funds when you can comply with these instructions and insure title as called for herein. These instructions may be executed in counterparts and together shall constitute one and the same document. If these instructions relate to a sale, buyer agrees to buy and seller agrees to sell upon the terms and conditions hereof. All documents, balances and statements due the undersigned are to be mailed to the respective addresses shown herein, unless otherwise directed. In the event that any party to this escrow utilizes facsimile transmitted signed documents, all parties hereby agree to accept and hereby instruct the escrowholder to rely upon such documents as if they bore original signatures. Buyer and seller further acknowledge that any documents to be recorded bearing non original (facsimile) signatures will not be accepted for recording by the county recorder.

                               GENERAL PROVISIONS

1. The phrase "close of escrow" (or COE) as used in this escrow means the date on which documents are recorded, unless otherwise specified.

2. Recordation of any instruments delivered through this escrow, if necessary or proper for the issuance of the policy of title insurance called for, is authorized.

3. No examination or insurance as to the amount or payment of personal property taxes is required unless specifically requested.

4. You and any of your affiliates or employees are authorized to use the information and documents in this escrow for any purpose. You are further authorized to furnish to any broker or lender identified with this transaction or anyone acting on behalf of such broker or lender, any instructions, amendments, statements, or notices of cancellation given in connection with this escrow.

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5.    All written notices, communications, change of instructions and documents are required to be delivered timely at the office of Chicago Title Company as set forth herein.

6. All funds received in this escrow shall be deposited with other escrow funds in one or more escrow (demand) accounts of Chicago Title Company in any state or national bank. The parties to this escrow understand that the escrow accounts you maintain with the depository institutions contribute to your value as a customer of these institutions which, in turn, may make available to Chicago Title Company an array of bank services, accommodations or other benefits. You shall have no obligation to account for the value realized by Chicago Title Company from these services, accommodations or other benefits. You shall have no obligation to account for the value realized by Chicago Title Company from these services, accommodations or other benefits. All disbursements shall be made by your check, unless otherwise instructed. You shall not be responsible for any delay in closing if funds received by escrow are not available for immediate withdrawal. Chicago Title Company may, at its option, require concurrent instructions from all principals prior to release of any funds on deposit in this escrow.

7. If demand to cancel is submitted after the Time Limit Date, any principal so requesting you to cancel this escrow shall file notice of demand to cancel in your office in writing. You shall within three (3) working days thereafter mail by certified mail one copy of such notice to each of the other principals at the address stated in this escrow. Unless written objection thereto is filed in your office by a principal within fifteen
      (15) calendar days after the date of such mailing, you are instructed to cancel this escrow. If this is a sale escrow, you may return the lender's papers and/or funds upon lender's demand.

8. In the event that his escrow is canceled, any fees or charges due Chicago Title Company including cancellation fees and any expenditures incurred or authorized shall be paid from funds on deposit unless otherwise specifically agreed to or determined by a court of competent jurisdiction. Upon payment thereof, return documents and monies to the respective parties depositing same, or as ordered by the court, and void any executed instruments.

9. If there is no written activity by a principal to this escrow within any six-month period after the Time Limit Date set forth herein, Chicago Title Company may, at its option, terminate its agency obligation and cancel this escrow, returning all documents, monies or other items held, to the respective parties entitled thereto, less any fees and charges as provided herein.

10. If, for any reason, funds are retained or remain in escrow after the closing date, you may deduct therefrom a reasonable charge as custodian, of not less than $25.00 per month, unless otherwise specified.

11. In the event that you should receive or become aware of conflicting demands or claims with respect to this escrow, or the rights of any of the parties hereto, or any money or property deposited herein, you shall have the absolute right at your option to discontinue any or all further acts until such conflict is resolved to your satisfaction.

12. You are released from and shall have no liability, obligation or responsibility with respect to (a) withholding of funds pursuant to
      Section 1445 of the Internal Revenue Code of 1986 as amended, and to Sections 18662 and 18668 of the California Revenue and Taxation Code, (b) advising the parties as to the requirements of said Section 1445, (c) determining whether the transferor is a foreign person or a non-resident under such Section, nor (d) obtaining a non foreign affidavit or other exemption from withholding under said Sections nor otherwise making any inquiry concerning compliance with such Sections by any party to the transaction.

13. The parties hereto, by execution of these instructions acknowledge that the escrowholder assumes

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      no responsibility or liability whatsoever for the supervision of any act or the performance of any condition which is a condition subsequent to the closing of this escrow.


                                    (Page 2)

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ESCROW INSTRUCTIONS CONTINUED
TO: CHICAGO TITLE COMPANY                               Escrow No. 7901363 - J30
                                                           Date    July 24, 1997

14. In the absence of instructions to the contrary, you are hereby authorized to utilize wire services, overnight, next day, or other expedited delivery services (as opposed to the regular U.S. Mail) and to charge the respective party's account accordingly.

15. If you pay a demand to reconvey a revolving line of credit or equityline deed of trust, you are hereby instructed on my behalf and for my benefit, to request that the lender issuing said demand cancel said revolving line or equityline of credit.

16. You are authorized to destroy or otherwise dispose of any and all documents, papers, instructions, correspondence and other material pertaining to this escrow at the expiration of six (6) years from the close of escrow or cancellation thereof, without liability and without further notice.

                                IMPORTANT NOTICE

Except for wire transfers, funds remitted to this escrow are subject to availability requirements imposed by Section 12413.1 of the California Insurance Code. CASHIER'S, CERTIFIED or TELLER'S checks, payable to CHICAGO TITLE COMPANY are generally available for disbursement on the next business day following the date of deposit.

Other forms of payments may cause extended delays in the closing of your transaction pursuant to the requirements imposed by State Law.

               (Wire transfer information available upon request)

ALL PARTIES TO THIS ESCROW ACKNOWLEDGE THAT CHICAGO TITLE COMPANY DOES NOT PROVIDE LEGAL ADVICE NOR HAS IT MADE ANY INVESTIGATION, REPRESENTATIONS OR ASSURANCES WHATSOEVER REGARDING THE LEGAL ASPECTS OR COMPLIANCE OF THIS TRANSACTION WITH ANY TAX, SECURITIES OR ANY OTHER STATE OR FEDERAL LAWS. IT IS RECOMMENDED THAT THE PARTIES OBTAIN INDEPENDENT LEGAL COUNSEL AS TO SUCH MATTERS.


                                    (Page 3)

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ESCROW INSTRUCTIONS CONTINUED
TO: CHICAGO TITLE COMPANY                               Escrow No. 7901363 - J30
                                                           Date    July 24, 1997

Escrow holder is instructed that buyer will obtain hazard/fire/other insurance, if any, direct and outside escrow prior to the close of escrow and escrow holder is not to be further concerned therewith.

PARAGRAPH 11.3 OF CONTRACT IS CLARIFIED AS FOLLOWS: Any adjustments for utilities and operating expenses shall be prorated between seller and buyer direct and outside of escrow. In the event escrow holder is requested to prorate same prior to close of escrow, seller and buyer will hand escrow holder a request for proration of same together with a completed schedule of said utilities and operating expenses to be prorated.

PARAGRAPH 27 OF CONTRACT IS CLARIFIED AS FOLLOWS: In addition, buyer will provide escrow holder, during the time allowed for buyer's due diligence, with buyer's duly executed resolution of the board of directors for the transaction described herein.

PARAGRAPH 29 OF CONTRACT IS CLARIFIED AS FOLLOWS: Buyer to advise escrow holder in writing, within the time allowed for buyer's due diligence, if buyer desires ALTA Owners Policy. Buyer acknowledges that it is buyer's responsibility, if buyer desires said ALTA Owners Policy, to provide Chicago Title Company with an ALTA Survey sufficient in the opinion of Chicago Title Company to allow issuance of the ALTA Owners Policy. If escrow holder is not so advised that buyer desires an ALTA Owners Policy, the policy issued at closing will be a CLTA Owners Policy.

The parties hereto acknowledge that the interest-bearing account for the benefit of buyer cannot be opened prior to receipt by escrow holder of signed Escrow Instructions and Deposit Investment Instructions BY ALL PARTIES and clearance of funds deposited.

The legal description for the property described herein is as follows:
Lot 1 of Tract No. 3736, in the City of Thousand Oaks, County of Ventura, State of California, as per Map recorded in Book 95, pages 50 through 55 inclusive of Maps, in the office of the County Recorder of said County.

and is commonly known as:
275 Conejo Ridge Avenue, Thousand Oaks, CA 91361

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY HEREIN, buyer and seller acknowledge that in the event of cancellation of this escrow, escrow holder requires mutually signed cancellation instructions directing the disbursement of any funds on deposit with escrow holder.


                                    (Page 4)

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[LOGO]

                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                                (Non-Residential)

                   American Industrial Real Estate Association


                                                           July 8, 1997
                                                   -----------------------------
                                                   (Date for Reference Purposes)


1.   Buyer.

        1.1 THE SPORTS CLUB COMPANY (the "Buyer") hereby offers to purchase the real property, hereinafter described, from the owner thereof (the "Seller") (collectively, the "Parties" or individually, a "Party"), through an escrow (the "Escrow") to close on 105 days after the Date of Agreement (the "Expected Closing Date") to be held by Chicago Title Company (the "Escrow Holder") whose address is 2801 Townsgate Road, Suite 120, Westlake Village, CA 91361, Attn:
Lexi Hammer, Phone No. 805-497-7430, Facsimile No. 818-706-0998 upon the terms and conditions set forth in this agreement (the "Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless the Seller expressly releases Buyer.

        1.2 The term "Date of Agreement as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto. Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2.  Property.

        2.1 The real property (the "Property") that is the subject of this offer consists of (insert a brief physical description) an industrial building of approximately 88,242 square feet is located in the City of Thousand Oaks, County of Ventura, State of California, is commonly known by the street address of 275 Conejo Ridge and is legally described as: See Exhibit A attached.

        2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of Chicago Title Insurance Company (the "Title Company"), which Title Company shall issue the title policy hereinafter described.

        2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and presently located in the Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, fire sprinkler systems, security systems, carpets, window coverings, wall coverings, and (collectively, the "Improvements").

        2.4 If the Property is located in the State of California, the Broker(s) is/are required under the Alquist-Priolo Special Studies Zones Act, to disclose to a prospective purchaser of real property whether the property being purchased is located within a delineated special studies zone (a zone that encompasses a potentially or recently active trace of an earthquake fault that is deemed by the State Geologist to be sufficiently active and well defined enough to constitute a potential hazard to structures from surface faulting or fault (creep). If the Property is located within such a special studies zone, its development may require a geologic report from a state registered geologist. In accordance with such law, the Broker(s) hereby inform(s) Buyer that the Property:
          [X] (a) is not within such a special studies zone.
          [ ] (b) is within such a special studies zone.

        2.5 If (1) the property is located in the State of California, (2) the improvements were constructed prior to 1975, and (3) the improvements include structures with (i) pre-cast (e.g., tilt-up) concrete or reinforced masonry walls together with wood frame floors or roofs or (ii) unreinforced masonry walls, California law requires that Seller or Seller's Broker provide Buyer with a copy of The Commercial Property Owner's Guide to Earthquake Safety (the "Booklet") published by the California Seismic Safety Commission. Seller and Seller's Broker hereby inform Buyer that the Property:

        [ ] (a) meets the foregoing requirements, and Seller and Seller's Broker are required to provide Buyer with a copy of the Booklet. Seller or Seller's Broker shall, within five (5) business days of the Date of Agreement, deliver to Buyer a copy of the Booklet and a completed "Commercial Property Earthquake Weakness Disclosure Report" contained in the Booklet duly executed by Seller. Within five (5) business days of Buyer's receipt of said Disclosure Report, Buyer shall deliver a duly countersigned copy of the same to Escrow Holder, with a copy to Seller and Seller's Broker. Escrow Holder is hereby instructed that the Escrow shall not close unless and until Escrow Holder has received the Disclosure Report duly signed by both Seller and Buyer.

        [X] (b) does not meet the foregoing requirements requiring the delivery of the Booklet.

3. Purchase Price.

        3.1 The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be $5,950,000, payable as follows:

        (a) Cash down payment, including the Deposit as defined in paragraph 4.3
(or if an all cash transaction, the Purchase Price):       $5,950,000

           Total Purchase Price:                           $5,950,000

4.  Deposits.

        4.1 Buyer hereby delivers a check in the sum of $50,000, payable to Chicago Title Company, to be (check applicable box) [X] forthwith deposited in the payee's trust account; [ ] held uncashed until the Date of Agreement. When cashed, the check shall be deposited into the payee's trust account to be applied toward the Purchase Price of the property at the Closing, as defined in paragraph 8.3. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer.

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        4.2 Within 75 days after the Date of Agreement, Buyer shall deposit with
Escrow Holder the additional sum of $50,000 to be applied to the Purchase Price at the Closing.

        4.3 The funds deposited with Escrow Holder by or on behalf of Buyer under paragraphs 4.1 and 4.2 above (collectively the "Deposit"), shall be deposited by Escrow Holder in such State or Federally chartered bank as Buyer may select and in such interest-bearing account or accounts as Escrow Holder or Broker(s) deem appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturation.

Buyer's Federal Tax Identification Number is __________________.

7.   Real Estate Brokers.

        7.1 The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the parties (check applicable boxes):

[X] The Seeley Company represents Seller exclusively ("Seller's Broker")

[X] Weatherby Company represents Buyer exclusively ("Buyer's Broker"); or

[ ] __________________ represents both seller and Buyer ("Dual Agency"). (Also see Paragraph 26.) (the "Broker(s)"), all such named Broker(s) being the procuring cause(s) of this Agreement. See paragraph 26 for Disclosure Regarding the Nature of Real Estate Agency Relationship. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the property described in paragraph 2.1 for a period of one year from the date above.

        7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in paragraph 7.1, and no broker or other person, firm or entity, other than said Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party other than said named Broker(s) by reason of any dealings or act of the indemnifying Party.

8. Escrow and Closing.

        8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically so instructed by the Parties.

        8.2 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

        8.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement.

        8.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.4, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with a Broker. Escrow Holder or Seller, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation.

        8.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker(s), in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

        8.6 Should the Closing not occur during said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents, less only Escrow Holder's reasonable fees and expenses, to the Party who deposited them. Such Party shall indemnify and hold Escrow Holder harmless in connection with such return. However, no refunds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

        8.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Buyer or Seller from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.

        8.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return on Buyer's deposit, Buyer shall within five (5) days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.

9. Contingencies to Closing.

        9.1 The Closing of this transaction, is contingent upon the satisfaction or waiver of the following contingencies:

        (b) Physical Inspection. Buyer's written approval, within 75 days following the Date of Agreement of an inspection by Buyer, at Buyer's expense, of the physical aspects of the Property.


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

        (c) Hazardous Substance Conditions Report. Buyer's written approval within 75 days following the Date of Agreement, or a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Such report will be obtained at Buyer's direction and expense. A Hazardous Substance for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture disposal or effect, render it subject to Federal, state of local regulation, investigation, redemption or removal as potentially injurious to public health or welfare. A Hazardous Substance Condition for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.

        (d) Soil Inspection. Buyer's written approval, within 75 days after the later of the Date of Agreement, of a soil test report concerning the Property. Said report shall be obtained at Buyer's direction and expense.

        (e) Governmental Approvals. Buyer's receipt within 75 days of the Date of Agreement, of all approvals and permits from government agencies or departments which have or may have jurisdiction over the Property which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters. Buyer's failure to deliver to Escrow Holder and Seller written notice terminating the Agreement prior to the expiration of said 75 day period as a result of Buyer's failure to obtain such approvals and permits shall be conclusively deemed to be Buyer's waiver of this condition to Buyer's obligations under this Agreement. See Addendum.

        (f) Condition of Title. Buyer's written approval of a current preliminary title report concerning the Property (the "PTR") issued by the Title Company, as well as all documents (the "Underlying Documents") referred to in the PTR, and the issuance by the Title Company of the title policy described in
10.1. Seller shall cause the PTR and all Underlying Documents to be delivered to Buyer promptly after the Date of Agreement. Buyer's approval is to be given within 75 days after the Date of Agreement. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this condition as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

        (g) Survey. Buyer's written approval, within 75 days after the Date of Agreement, of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

        (i) Other Agreements. Buyer's written approval, within 75 days after the Date of Agreement, of a copy of any other agreements ("Other Agreement") known to Seller that will affect the Property beyond the Closing. Seller shall cause said copies to be delivered to Buyer promptly after the Date of Agreement.

        (l) Destruction, Damage or Loss. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $50,000 to repair or cure. If the cost of repair or cure is $50,000 or less Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within ten (10) days after receipt of written notice of a loss costing more than $50,000 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase price. If the cost to repair or cure is more than $50,000, and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume no destruction, damage or loss costing more than $50,000 to repair or cure has occurred prior to Closing.

        (m) Material Change. No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a

"Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by the Buyer, that occurs after the date of this offer and prior to the Closing. Buyer shall have ten (10) days following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

        (n) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

        (o) Breach of Warranty. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by Buyer or Broker(s) prior to the Closing.

        (p) Broker's Fee. Payment at the Closing of such Broker's Fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Broker(s). It is agreed by Buyer, Seller and Escrow Holder that Broker(s) is/are a third party beneficiary of this Agreement insofar as the Broker's fee is concerned, and that no change shall be made by Buyer, Seller or Escrow Holder with respect to the time of payment, amount of payment, or the conditions to payments of the Broker's fee specified in this Agreement, without the written consent of Broker(s).

        9.2 All of the contingencies specified in subparagraphs (a) through (o) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as "Buyer Contingencies."

        9.3 If Buyer shall fail, within the applicable time specified, to approve or disapprove in writing to Escrow Holder, Seller and the other Party's Broker, any item, matter or document subject to Buyer's approval under the terms of this Agreement, it shall be conclusively presumed that Buyer has approved such item, matter or document. Buyer's conditional approval shall constitute a disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in the conditional approval shall constitute a disapproval, unless provision is made by the Seller within the time specified therefor by the Buyer in the conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer.

       9.4 If any Buyer's Contingency is not satisfied or if Buyer disapproves any matter subject to its approval within the time period applicable thereto ("Disapproved Item"), Seller shall have the right within ten (10) days following the expiration of the time period applicable to such Buyer Contingency or receipt of notice of Buyer's disapproval, as the case may be, to elect to cure such Disapproval Item prior to the Expected Closing Date ("Seller's Election"). Seller's Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within ten (10) days after Seller's Election, to either accept title to the Property subject to that Disapproved Item, or to terminate this transaction. Buyer's failure to elect termination by written notice to Seller within said ten (10) day period shall constitute Buyer's election to accept title to the Property subject to that Disapproved Item without deduction or offset. Unless the parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to terminate this transaction, whichever is later.

       9.5 Buyer understands and agrees that until such time as all Buyer's Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the subject Property in the event the transaction covered by this Agreement is not consummated.

       9.6 As defined in subparagraph 9.1(c), Buyer and Seller acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Substance Condition. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Broker(s). Buyer and Seller acknowledge that they have been advised by Broker(s) to consult their own technical and legal experts with respect to the possible Hazardous Substance Condition aspects of this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Broker(s) with respect thereto. Buyer and Seller hereby assume all responsibility for the impact of such Hazardous Substance Conditions upon their respective interests herein.

10. Documents Required at Closing:

     10.1 Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if so elected under paragraph 9.1(I) owner's form-policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer. In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

"IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."

        10.2 Seller shall deliver or cause to be delivered to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:

        (a) Grant deed (or equivalent), duly executed and in recordable form, conveying fee title to the Property to Buyer.

----------                                                            ----------

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Initials                                                                Initials

        (c) If applicable, the Other Agreements together with duly executed consignments thereof by Seller and Buyer.

        (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three (3) business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

       10.3 Buyer shall deliver or cause to be delivered to Seller through escrow:

        (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyer's escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashier's check drawn upon a local major banking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectable funds, no later than 11:00 o'clock A.M. on the business day prior to the Expected Closing Date.

11. Prorations, Expenses and Adjustments.

       11.1 Taxes. Real property taxes and special assessments payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration.

       11.3 Expenses. Utilities, and operating expenses shall be prorated as of the date of Closing.

       11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

       11.8 Escrow Costs and Fees. Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

12. Representation and Warranties of Seller and Disclaimer.

       12.1 Seller's warranties and representation shall not survive the Closing for a period not to exceed one year and delivery of the deed, and, unless otherwise noted herein, are true, material and relied upon by Buyer and Broker(s) in all respects, both as of the Date of Agreement, and as of the date of Closing. Seller hereby makes the following warranties and representations to Buyer and Broker(s):

        (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

        (b) Maintenance During Escrow and Equipment Condition At Closing. Except as otherwise provided in Paragraph 9.1(k) hereof dealing with destruction, damage or loss, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. See Addendum.

        (c) See Addendum.

        (d) Compliance. Seller has no knowledge of any aspect or conditions of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property.

        (e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify, orally or in writing, any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

        (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

        (g) Mechanics' Liens. There are no unsatisfied mechanic's or materialman's lien rights concerning the Property.

        (h) See Addendum.

        (i) Notice of Changes. Seller will promptly notify Buyer and Broker(s) in writing of any Material Change (as defined in paragraph 9.1(l)) affecting the Property that becomes known to Seller prior to the Closing.

        (k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

       12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by either Party or Broker, or relied upon by either Party hereto.

13.  Possession.

       13.1 Possession of the Property shall be given to Buyer at the Closing.

14.  Buyer's Entry.

       14.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants under Existing Leases, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal or any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, demands, losses, costs, expenses (including reasonable attorney's fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15. Further Documents and Assurances.

       15.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. Buyer and Seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

16. Attorneys Fees.

       16.1 In the event of any litigation or arbitration between the Buyer, Seller, and Broker(s), or any of them, concerning this transaction, the prevailing party shall be entitled to reasonable attorney's fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

17. Prior Agreements/Amendments.

       17.1 The contract in effect as of the Date of Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

       17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.


----------                                                            ----------

----------                                                            ----------

Initials                                                                Initials


18.  BROKER'S RIGHTS.

       18.1 If this sale shall not be consummated due to default of either the Buyer or seller, the defaulting party shall be liable to and shall pay to Broker(s) the commission that Broker(s) would have received had the sale been consummated. This obligation of buyer, if Buyer is the defaulting party, is in addition to any obligation with respect to liquidated damages.

       18.2 Upon the Closing, Broker(s) is/are authorized to publicize the facts of this transaction.

19. NOTICES.

       19.1 Whenever any Party hereto, Escrow Holder or Broker(s) herein shall desire to give or serve notice, demand, request, approval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth adjacent to that party's or Broker's signature on this Agreement or by telecopy with receipt confirmed by telephone. Service of any such communication shall be deemed made on the date of actual receipt at such address.

       19.2 Any Party or Broker hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

20. DURATION OF OFFER.

       20.1 If this offer shall not be accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Los Angeles on the date of July 15, 1997, it shall be deemed automatically revoked.

       20.2 The acceptance of this offer, or of any subsequent counter-offer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counter-offer.

21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both parties.)

       21.1 THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH

WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $100,000 PLUS INTEREST, IF ANY, ACCRUED THEREON. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

---------------
Buyer Initials

---------------
Seller Initials

22. ARBITRATION OF DISPUTES. (This Arbitration of Disputes paragraph is applicable only if initialed by both parties and is subjected to paragraph 23, below.)

       22.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES (the 'COMMERCIAL RULES") OF, THE AMERICAN ARBITRATION ASSOCIATION. HEARINGS ON SUCH ARBITRATION SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY THREE (3) ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST FIVE (5) FULL TIME YEARS OF EXPERIENCE IN THE AREA WHERE THE PROPERTY IS LOCATED, IN THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT AND SHALL BE APPOINTED UNDER THE COMMERCIAL RULES. THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW AND THE INTENTION OF THE PARTIES AS EXPRESSED IN THE AGREEMENT, AS THE SAME MAY HAVE BEEN DULY MODIFIED IN WRITING BY THE PARTIES PRIOR TO THE ARBITRATION. UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING SCHEDULED AT THE REQUEST OF EITHER PARTY. SUCH PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED AS IS AUTHORIZED UNDER THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST TWO (2) OF THE THREE (3) ARBITRATORS, BE RENDERED WITHIN THIRTY (30) DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGEMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

      22.2 BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS OR UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATION DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

       22.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE

LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHT TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

       WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

---------------
Buyer Initials

---------------
Seller Initials

23. APPLICABLE LAW.

        23.1 This agreement shall be governed by, and paragraph 22.3 amended to refer to, the laws of the state in which the Property is located.

24. TIME OF ESSENCE

        24.1 Time is of the essence of the Agreement.

25. COUNTERPARTS.

        25.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall constitute the Agreement.

26. DISCLOSURES REGARDING THE NATURE OF A REAL ESTATE AGENCY RELATIONSHIP.

        26.1 The Parties and Broker(s) agree that their relationship(s) shall be governed by the principles set forth in California Civil Code, Section 2375, as summarized in the following paragraph 26.2.

        26.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Broker(s) in this transaction, as follows:

                (a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller. A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: a. Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                (b) Buyers Agent. A selling agent can, with a Buyer's consent, agree to act as agent for the buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may a receive compensation for services rendered, either in full or in part from Seller. An agent acting only for a Buyer has the following affirmative obligations. (I) To the Buyer. A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Sellers: a. Diligent exercise of reasonable skill and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (I) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty, and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections
(a) and (b) of this paragraph 26.2.(2) In representing both the Seller and the Buyer, the agent may not without the express permission of the respective party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.
(3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibilities to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequetely express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advise is desired, consult a competent professional.

                (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.

        26.3 Confidential Information: Buyer and Seller agree to identify to Broker(s) as "Confidential" any communication given Broker(s) that is considered by such Party to be confidential.

27.  ADDITIONAL PROVISIONS:

Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs 29 through 35(It will be presumed no other provisions are included unless specified here.)

        The undersigned herein represents to the seller that Board of Directors approval of this purchase shall be obtained within the contractual time allowed for the buyer's due diligence.

BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND REPRESENT THEU CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS AGREEMENT. AS WELL AS THE CONDITION AND/OR LEGALITY OF THE PROPERTY, THE IMPROVEMENTS AND EOUIPMENT THEREIN THE SOIL THEREOF, THE CONDITION OF TITLE THERETO, THE SURVEY THEREOF, THE ENVIRONMENTAL ASPECTS THEREOF. THE INTENDED AND/OR PERMITTED USAGE THEREOF, THE EXISTENCE AND NATURE OF TENDENCIES THEREIN, THE OUTSTANDING OTHER AREEMENTS, IF ANY, WITH RESPECT THERETO, AND THE EXISTlNG OR CONTEMPLATED FINANCING THEREOF,

AND THAT THE BROKER(S) IS/ARE NOT TO BE RESPONSIBLE FOR PURSUING THE INVESTIGATION OF ANY SUCH MATTERS UNLESS EXPRESSLY OTHERWISE AGREED TO IN WRITING BY BROKER(S) AND BUYER OR SELLER.

                     THIS FORM IS NOT FOR USE IN CONNECTION
                     WITH THE SALE OF RESIDENTIAL PROPERTY.

If this agreement has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker(s) or their agents or employees as to the legal effect, or tax consequences of this Agreement of the transaction involved herein. The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:                                     BUYER:

WEATHERBY COMPANY                           THE SPORTS CLUB COMPANY
By /S/ Bill Weatherby   Date 7/7/97         By /S/ Mark Spino        Date 7/9/97
-----------------------------------         -----------------------------------
Name Printed:    Bill Weatherby             Name Printed:    Mark Spino
                 ------------------                          ------------------
Title:           Owner/Broker               Title:           Vice President
                 ------------------                          ------------------
3231 Ocean Park, Suite 113                  111000 Santa Monica Blvd: Suite 300
-----------------------------------         -----------------------------------
Address                                     Address
Santa Monica, CA 90405                      West Los Angeles, CA 90025
-----------------------------------         -----------------------------------
310-479-5200      310-479-8899              310-479-5200     310-479-8899
-----------------------------------         -----------------------------------
Telephone         Facsimile No.             Telephone        Facsimile No.

28. Acceptance.

        28.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the property to Buyer on the terms and conditions therein specified.

        28.2 Seller acknowledges that Broker(s) has/have been retained to locate a Buyer and is/are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Broker(s), Seller agrees to pay Broker(s) a real estate brokerage fee in a sum equal to $36,000 plus 5% of the portion of the Purchase Price in excess of $600,000 (the "Broker(s) Fee") divided equally in such shares as said Broker(s) shall direct in writing. As is provided in paragraph 9.1(o), this Agreement shall serve as an irrevocable instruction to Ecrow Holder to pay such brokerage fee to Broker(s) out of the proceeds accruing to the account of Seller at the Closing.

        28.3 Seller acknowledges receipt of a copy hereof and athorizes the Broker(s) to deliver a signed copy to Buyer.


BROKER                                     SELLER:

The Seeley Company                         The Trustees of Lasalle Fund II
-----------------------------------        -------------------------------------
By                             Date        By:     LaSalle Advisors, Limited,
-----------------------------------        -------------------------------------
Name Printed:     John R. DeGrinis                 Its agents and manager
                  -----------------        -------------------------------------
Title:            Vice President           By                            Date
                  -----------------        -------------------------------------
16830 Ventura Blvd.; Suite S               Name Printed:
-----------------------------------
Address                                    Title:            Principal
Encino, CA 91436                                             -------------------
-----------------------------------        c/o LaSalle Partners, 200 E. Randolph
818-905-5800      818-905-6130             -------------------------------------
-----------------------------------        Address
Telephone         Facsimile No.            Chicago, IL 60601
                                           -------------------------------------
                                           312-228-2217      312-782-4339
                                           -------------------------------------
                                           Telephone         Facsimile No.

                                     PAGE 6

These forms are often motified to meet changing requirements of law and needs of the industry. Alway write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association. 345 So. Figueroa Street M-1, Los Angeles, CA 90071. (213) 687-8777.

   Copyright 1989-By American Industrial Real Estate Associations. All rights reserved. No part of these works may be reproduced in any
                      form without permission in writing.